EXHIBIT 23.1


                             DELOITTE & TOUCHE LLP


 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Albertson's, Inc. (the "Company") on Form S-3 of our report dated March 18, 1998, appearing in and incorporated by reference in the Company's Annual Report on Form 10-K of the Company for the fiscal year ended January 29, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

 /s/ Deloitte & Touche LLP

 January 21, 1999